Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181536) of Invesco Ltd., of our report dated June 27, 2013 relating to the financial statements of Invesco Ltd., 2012 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP

Atlanta, Georgia
June 27, 2013